UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2012 (December 7, 2012)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 7, 2012, the Board of Directors of The Progressive Corporation approved the Sixth Amendment (the “Amendment”) to The Progressive Corporation 2010 Equity Incentive Plan (together with all prior amendments, the “Plan”), a shareholder-approved Plan under which equity awards are made to certain senior employees of the company, including the named executive officers identified in the company’s proxy statement dated March 9, 2012.

Among other provisions in the Amendment, the following changes will be applicable to all restricted stock unit awards made under the Plan after February 2013 (outstanding awards issued on or before February 28, 2013, will continue to be governed by the Plan provisions applicable to those awards):

•

For a participant who becomes or is “qualified retirement” eligible (which occurs when he or she is age 55 or above and has worked for the company for 15 years or more), 50% of unvested time-based awards will no longer vest at the time of retirement, as happens under the current Plan provisions. Instead, under the Amendment, 50% of each award will vest (i) as to outstanding awards, when the participant becomes eligible for a qualified retirement, and (ii) as to new awards, promptly after the grant of each new award received by the participant. The remaining half of each award would then vest only upon the occurrence of the contractual time-based vesting provisions controlling the award, and not upon the participant’s retirement or death.

•

For performance-based restricted stock unit awards, the Plan has been modified to provide that upon achieving eligibility for a qualified retirement, the Plan’s provisions relating to the death of a participant will no longer apply. As a result, upon the death of a participant who is qualified retirement eligible, the participant’s estate will be entitled to retain the then-unvested performance-based awards (subject to the satisfaction of the performance criteria that are a condition to the vesting of the awards) to the extent provided in the qualified retirement provisions in Section 10 of the Plan.

•

As to any participant who is not qualified retirement eligible, if such a participant’s employment terminates as a result of death, the participant’s estate will be entitled to the vesting of time-based awards that otherwise would vest during the ensuing one year period, and such vesting will occur within 60 days after the date of death (but not later than the contractual vesting date), instead of at the time of the contractual vesting date as required by the current Plan provisions. A participant’s outstanding performance awards (if any) would continue to vest only to the extent that the applicable performance criteria are satisfied during the year following the participant’s death.

In addition, the Amendment provides that if the Compensation Committee determines that a qualified retirement eligible participant engages in a “disqualifying activity” (such as working for a material competitor of the company or disclosing confidential company information), the disqualification will be effective as of the date of the disqualifying activity (the “disqualification date”), instead of the date of the Committee’s determination as under the current Plan provisions. Accordingly, in the event such a determination is made, all outstanding awards will be deemed to be terminated and forfeited as of the disqualification date, and the company has the authority to recover any shares or proceeds that resulted from vesting events occurring after the disqualification date and prior to the date of the Committee’s determination.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

10	10.1	Sixth Amendment to The Progressive Corporation 2010 Equity Incentive Plan